UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 2, 2010
Tower Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50990	13-3894120

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway (31st Floor), New York, NY	10271

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 655-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

ITEM 8.01 OTHER EVENTS
As reported on a Current Report on Form 8-K of Tower Group, Inc. (“Tower”) dated February 3, 2009, on February 2, 2010, Tower Group, Inc. (“Tower”) announced that it has entered into a definitive agreement (the “Purchase Agreement”) to purchase the Personal Lines Division of OneBeacon Insurance Group, Ltd (“OneBeacon”).
On February 3, 2010, at 11:00 A.M. Tower host a conference call to discuss the transaction. Tower is filing as Exhibit 99.1 to this Current Report on Form 8-K a copy of the materials being used in connection with this conference call.
The Call-in number is: 888-437-9366; international 719-325-2409. This conference call will also be broadcast live over the Internet. To access the presentation and a listen-only webcast over the Internet, please visit the Investor Information section of Tower’s website, www.twrgrp.com.
ITEM 9.01 EXHIBIT INDEX
Exhibit 99.1 Investor presentation slides to be used in connection with investor presentations.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
Investors will be able to obtain all relevant documents filed by Tower with the Securities and Exchange Commission (“SEC”) free of charge at the SEC’s website www.sec.gov or, from Tower directly at 120 Broadway (31st Floor), New York, NY 10271, (212) 655-2000; email: info@twrgrp.com.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 3, 2010

Tower Group, Inc.
/s/ Francis M. Colalucci
FRANCIS M. COLALUCCI
Senior Vice President & Chief Financial Officer

Exhibit Index
Exhibit 99.1 Investor presentation slides to be used in connection with investor presentations